EXHIBIT 21.1


                      Subsidiaries of the Company
                      ---------------------------

Name                                    Jurisdiction of Organization    Location
----                                    ----------------------------    --------

BBI Clinical Laboratories, Inc.         Massachusetts                   New Britain, CT

BBI Biotech Research Laboratories, Inc. Massachusetts                   Gaithersburg, MD

BBI Source Scientific, Inc.             Massachusetts                   Garden Grove, CA
